UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

______________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES
EXCHANGE ACT OF 1934

Safe Bulkers, Inc.
(Exact Name of Registrant as Specified in its Charter)

The Republic of The Marshall Islands	N/A
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

32 Avenue Karamanli
P.O. Box 70837
16605 Voula
Athens, Greece
(Address of Principal Executive Offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Common stock, $0.001 par value per share	New York Stock Exchange
Preferred stock purchase rights	New York Stock Exchange

If this form relates to the registration of a class of	If this form relates to the registration of a class of
securities pursuant to Section 12(b) of the Securities	securities pursuant to Section 12(g) of the Securities
Exchange Act of 1934, as amended, and is effective	Exchange Act of 1934, as amended, and is effective
pursuant to General Instruction A.(c), please check the	pursuant to General Instruction A.(d), please check the
following box. ☒	following box. ☐

Securities Act registration statement file	333-150995
number to which this form relates:	(If applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.                Description of Registrant’s Securities to be Registered

                     A description of the securities of Safe Bulkers, Inc. (the “Registrant”) to be registered hereby is set forth under the caption “Description of Capital Stock” in (i) the prospectus (subject to completion) dated May 16, 2008 included in Part I of the Registration Statement (Registration No. 333-150995) on Form F-1 (as amended, the “Registration Statement”) of the Registrant originally filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on May 16, 2008 and (ii) the related final form of the prospectus to be filed with the Commission pursuant to Rule 424(b) of the Securities Act. Such prospectus, in the form in which it is so filed, shall be deemed to be incorporated herein by reference.

Item 2.	Exhibits

The following exhibits are filed as part of this registration statement:

Exhibit No.	Exhibit Description
3.1	Amended and Restated Articles of Incorporation, which are hereby incorporated by reference to Exhibit 3.1 of the Registration Statement.

3.2	Amended and Restated Bylaws, which are hereby incorporated by reference to Exhibit 3.2 of the Registration Statement.

4.1	Specimen Share Certificate, which is hereby incorporated by reference to Exhibit 4.1 of the Registration Statement.

10.1	Stockholder Rights Agreement, which is hereby incorporated by reference to Exhibit 10.5 of the Registration Statement.

SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SAFE BULKERS, INC.

Date: May 22, 2008	By: /s/ Polys Hajioannou
Name: Polys Hajioannou
Title: Chief Executive Officer and Chairman